As filed with the Securities and Exchange Commission on December 15, 2008

File No. 001-10994

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

AMENDMENT NO. 3

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

Virtus Investment Partners, Inc.*

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	95-4191764 (IRS Employer Identification No.)

100 Pearl St., 9th Floor

Hartford, CT 06103

(800) 248-7971

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

With copies to:

Virtus Investment Partners, Inc. 100 Pearl St., 9th Floor Hartford, CT 06103 (800) 248-7971	Gary I. Horowitz, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common stock, par value $.01 per share Preferred Share Purchase Rights	The NASDAQ Stock Market LLC The NASDAQ Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act: None

*The registrant was formerly named Phoenix Investment Partners, Ltd.

INFORMATION INCLUDED IN INFORMATION STATEMENT

AND INCORPORATED BY REFERENCE IN FORM 10

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

This registration statement on Form 10 (the “Form 10”) incorporates by reference information contained in the information statement filed as Exhibit 99.1 hereto (the “information statement”). The cross-reference table below identifies where the items required by Form 10 can be found in the information statement.

Item No.	Item Caption	Location in Information Statement
1.	Business	“Summary;” “Risk Factors” and “Business”
2.	Financial Information	“Summary—Summary Consolidated Financial Data;” “Capitalization;” “Unaudited Pro Forma Consolidated Financial Data;” “Selected Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation”
3.	Properties	“Business—Our Properties and Facilities”
4.	Security Ownership of Certain Beneficial Owners and Management	“Security Ownership by Certain Beneficial Owners and Management”
5.	Directors and Executive Officers	“Management”
6.	Executive Compensation	“Compensation of Executive Officers”
7.	Certain Relationships and Related Transactions	“Our Relationship With PNX After the Spin-Off”
8.	Legal Proceedings	“Business—Our Legal Proceedings”
9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	“Summary;” “Risk Factors;” “The Spin-Off;” “Capitalization;” “Dividend Policy” and “Description of Our Capital Stock”
10.	Recent Sale of Unregistered Securities	None
11.	Description of Registrant’s Securities to be Registered	“Description of Our Capital Stock”
12.	Indemnification of Directors and Officers	“Indemnification and Limitation of Liability of Directors and Officers” and “Our Relationship With PNX After the Spin-Off”
13.	Financial Statements and Supplementary Data	“Summary—Summary Consolidated Financial Data;” “Unaudited Pro Forma Consolidated Financial Data;” “Selected Consolidated Financial Data;” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Consolidated Financial Statements” including the Consolidated Financial Statements
14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	None

ITEM 15.	Financial Statements and Exhibits

(a)	List of Financial Statements

The following financial statements are included in the information statement and filed as part of this registration statement on Form 10:

(1) Unaudited Pro Forma Consolidated Financial Data of Virtus Investment Partners, Inc. as of and for the nine months ended September 30, 2008 and for the year ended December 31, 2007;

(2) Consolidated Financial Statements for Virtus Investment Partners, Inc., as of December 31, 2007 and 2006 and for the years ended December 31, 2007, 2006 and 2005, including the Report of Independent Registered Public Accounting Firm; and

(3) Unaudited Consolidated Financial Statements for Virtus Investment Partners, Inc. as of September 30, 2008 and December 31, 2007 and for the nine months ended September 30, 2008 and 2007.

(b)	Exhibits. The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement between The Phoenix Companies, Inc. and Virtus Investment Partners, Inc.

3.1	Form of Amended and Restated Certificate of Incorporation of Virtus Investment Partners, Inc.

3.2	Form of Amended and Restated Bylaws of Virtus Investment Partners, Inc.

4.1*	Specimen common stock certificate of Virtus Investment Partners, Inc.

4.2**	Certificate of Designations of Series A Non-Voting Convertible Preferred Stock and Series B Voting Convertible Preferred Stock of Virtus Investment Partners, Inc. (f/k/a Virtus Holdings, Inc.)

4.3	Form of Rights Agreement between Virtus Investment Partners, Inc. and Mellon Investor Services LLC, as Rights Agent

4.4	Form of Certificate of Designations of Series C Junior Participating Preferred Stock (attached as an exhibit to the Rights Agreement attached as Exhibit 4.3 hereto)

4.5	Form of Rights Certificate (attached as an exhibit to the Rights Agreement attached as Exhibit 4.3 hereto)

10.1	Form of Transition Services Agreement between Virtus Investment Partners, Inc. and The Phoenix Companies, Inc.

10.2	Form of Tax Separation Agreement between Virtus Investment Partners, Inc. and The Phoenix Companies, Inc.

10.3	Form of Employee Matters Agreement between Virtus Investment Partners, Inc. and The Phoenix Companies, Inc.

10.4	Form of Change in Control Agreement between George R. Aylward, Jr. and Virtus Investment Partners, Inc.

10.5**	Virtus Investment Partners, Inc. Omnibus Incentive and Equity Plan

10.6**	Virtus Investment Partners, Inc. Excess Investment Plan

10.7**	Virtus Investment Partners, Inc. Executive Severance Allowance Plan

10.8**	Investment and Contribution Agreement, dated October 30, 2008, by and among Phoenix Investment Management Company, Virtus Investment Partners, Inc. (f/k/a Virtus Holdings, Inc.), Harris Bankcorp, Inc. and The Phoenix Companies, Inc.

21.1**	List of Subsidiaries of Virtus Investment Partners, Inc.

99.1	Information Statement of Virtus Investment Partners, Inc., subject to completion, dated December 23, 2008

*	To be filed by amendment
**	Previously filed

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

VIRTUS INVESTMENT PARTNERS, INC.

By:	/s/ George R. Aylward, Jr.
Name: George R. Aylward, Jr. Title: President

Dated: December 15, 2008

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement between The Phoenix Companies, Inc. and Virtus Investment Partners, Inc.

3.1	Form of Amended and Restated Certificate of Incorporation of Virtus Investment Partners, Inc.

3.2	Form of Amended and Restated Bylaws of Virtus Investment Partners, Inc.

4.1*	Specimen common stock certificate of Virtus Investment Partners, Inc.

4.2**	Certificate of Designations of Series A Non-Voting Convertible Preferred Stock and Series B Voting Convertible Preferred Stock of Virtus Investment Partners, Inc. (f/k/a Virtus Holdings, Inc.)

4.3	Form of Rights Agreement between Virtus Investment Partners, Inc. and Mellon Investor Services LLC, as Rights Agent

4.4	Form of Certificate of Designations of Series C Junior Participating Preferred Stock (attached as an exhibit to the Rights Agreement attached as Exhibit 4.3 hereto)

4.5	Form of Rights Certificate (attached as an exhibit to the Rights Agreement attached as Exhibit 4.3 hereto)

10.1	Form of Transition Services Agreement between Virtus Investment Partners, Inc. and The Phoenix Companies, Inc.

10.2	Form of Tax Separation Agreement between Virtus Investment Partners, Inc. and The Phoenix Companies, Inc.

10.3	Form of Employee Matters Agreement between Virtus Investment Partners, Inc. and The Phoenix Companies, Inc.

10.4	Form of Change in Control Agreement between George R. Aylward, Jr. and Virtus Investment Partners, Inc.

10.5**	Virtus Investment Partners, Inc. Omnibus Incentive and Equity Plan

10.6**	Virtus Investment Partners, Inc. Excess Investment Plan

10.7**	Virtus Investment Partners, Inc. Executive Severance Allowance Plan

10.8**	Investment and Contribution Agreement, dated October 30, 2008, by and among Phoenix Investment Management Company, Virtus Investment Partners, Inc. (f/k/a Virtus Holdings, Inc.), Harris Bankcorp, Inc. and The Phoenix Companies, Inc.

21.1**	List of Subsidiaries of Virtus Investment Partners, Inc.

99.1	Information Statement of Virtus Investment Partners, Inc., subject to completion, dated December 23, 2008

*	To be filed by amendment
**	Previously filed